Exhibit 10.1

SETTLEMENT AND LICENSE AGREEMENT

THIS SETTLEMENT AND LICENSE AGREEMENT (“Agreement”) is entered into effective as of the 2nd day of August, 2006 (“Effective Date”), by and between CEPHALON, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 41 Moores Road, Frazer, Pennsylvania (“Cephalon”), CARLSBAD TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of California, with its principal place of business at 5923 Balfour Court, Carlsbad, California (“Carlsbad”), and WATSON PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Nevada, with its principal place of business at 311 Bonnie Circle, Corona, California (“Watson”).  Each of Cephalon, Carlsbad and Watson are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

WHEREAS, Cephalon is the owner by assignment of all right and title in U.S. Reissue Patent No.  RE37,516 (the “Patent in Suit”), issued by the United States Patent and Trademark Office on January 15, 2002.

WHEREAS, PROVIGIL® (modafinil) is the commercial formulation of modafinil developed, manufactured and sold by Cephalon pursuant to FDA approval of Cephalon’s NDA No. 20-717.

WHEREAS, by letter dated January 10, 2005, Carlsbad notified Cephalon that Carlsbad had submitted ANDA No. 76-715 to the FDA under Section 505(j) of the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 355(j)), seeking approval to engage in the commercial manufacture, use, and sale of tablets containing 100 mg and 200 mg of modafinil, as a generic version of PROVIGIL® (modafinil) tablets, before the expiration date of the Patent in Suit.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

WHEREAS, Carlsbad and Watson are parties to a joint development agreement and a supply agreement pursuant to which: (i) Carlsbad is obligated to assign the Carlsbad Modafinil ANDA (as defined below) to Watson upon approval by the FDA; (ii) Watson has the sole discretion as to whether or not to commercialize the Carlsbad Generic Modafinil Product (as defined below); (iii) Carlsbad is obligated to manufacture and supply the Carlsbad Generic Modafinil Product to Watson exclusively during the term of the agreement; and (iv) Watson controls the Action (as defined below) with respect to Carlsbad.

WHEREAS, Cephalon filed the Action, seeking, among other things, a declaration that Carlsbad’s making, using, offering to sell, selling, or importing the tablets described in ANDA No. 76-715 would infringe the Patent in Suit, an order providing that the effective date of any approval of Carlsbad’s ANDA No. 76-715 shall be a date which is not earlier than the date of the expiration of the Patent in Suit, and an order permanently enjoining Carlsbad from making, using, offering to sell, selling, or importing tablets as described in Carlsbad’s ANDA No. 76-715 until the date of the expiration of the Patent in Suit.

WHEREAS, Carlsbad answered Cephalon’s complaint by asserting that Carlsbad’s generic version of PROVIGIL® (modafinil) tablets described in ANDA No. 76-715 would not infringe the Patent in Suit and affirmative defenses that the Patent in Suit is invalid and unenforceable, and by filing counterclaims seeking declaratory judgments of invalidity and unenforceability.

WHEREAS, Cephalon and Carlsbad have taken discovery, but no partial or final judgment has entered in the Action as to any issue in dispute.

WHEREAS, to avoid the time and expense of further litigation, and in compromise of the disputed claims set forth above, the Parties now desire to resolve their disputes by settlement.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein set forth, the receipt and sufficiency of which consideration is hereby acknowledged, the Parties agree as follows:

1.             DEFINITIONS

1.1.          “Action” shall mean Cephalon, Inc. v. Carlsbad Technology, Inc., Civil Action No. 05-CV-1089 (JCL), pending in the United States District Court for the District of New Jersey.

1.2.          “Affiliate” shall mean any corporation, partnership, joint venture or firm which controls, is controlled by or under common control with a specified person or entity.  For purposes of this definition, “control” shall mean the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of a entity whether by (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors (it being understood that the direct or indirect ownership of a lesser percentage of such stock shall not necessarily preclude the existence of control) or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policy decisions of such non-corporate entities or by contract or otherwise.

1.3.          “ANDA” shall mean an Abbreviated New Drug Application filed with the FDA pursuant to 21 U.S.C. 355(j) and 21 C.F.R § 314.3, or any similar or successor statute or regulation.

1.4.          “API” shall mean an active pharmaceutical ingredient.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.5.          “Carlsbad” shall mean CARLSBAD TECHNOLOGY, INC., a corporation organized and existing under the laws of the State of California, with its principal place of business at 5923 Balfour Court, Carlsbad, California, and its directors, officers, employees, agents and representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups, and the respective directors, officers, employees, agents and representatives, successors, and assigns of each.

1.6.          “Carlsbad Generic Modafinil Product” shall mean any Generic Modafinil Product marketed and sold by or on behalf of Carlsbad and/or Watson and/or their respective Affiliates or sublicensees in the Territory.

1.7.          “Carlsbad Modafinil ANDA” shall mean ANDA No. 76-715.

1.8.          “Cephalon” shall mean CEPHALON, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 41 Moores Road, Frazer, Pennsylvania, and its directors, officers, employees, agents and representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups, and the respective directors, officers, employees, agents and representatives, successors, and assigns of each.

1.9.          “Date Certain” shall mean the later of: (a) October 6, 2011 (three years prior to the expiration of the Patent In Suit); or (b) in the event that Cephalon obtains a pediatric extension on the Patent in Suit, April 6, 2012 (three years prior to the expiration of the pediatric extension, if obtained).

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.10.        “Dismissal Order” shall mean the Joint Stipulation for Dismissal with Prejudice to be filed in the Action pursuant to the terms of this Agreement, as set forth in Exhibit A attached hereto.

1.11.        “FDA” shall mean the United States Food and Drug Administration or any successor agency thereof.

1.12.        “Final Court Decision” shall mean a final decision of any federal court from which no appeal has been or can be taken (other than a petition to the United States Supreme Court for a writ of certiorari).

1.13.        “Generic Modafinil Product” shall mean [**].

1.14.        “Listed Patents” shall mean [**].

1.15.        “Modafinil Litigation” shall mean any action filed under 35 U.S.C. §§ 271 and 281 against any Modafinil Paragraph IV ANDA Filing Entity.

1.16.        “Modafinil Paragraph IV ANDA Filing Entity” shall mean any entity, other than Carlsbad or Watson, that has notified or subsequently notifies Cephalon that it has filed an ANDA with a Paragraph IV certification concerning a product containing modafinil as an API and for which PROVIGIL® is the reference listed drug.

1.17.        “NDA” shall mean Cephalon’s NDA No. 20-717 filed with the FDA, and all supplements and amendments filed thereto.

1.18.        “Net Profits” shall mean the gross receipts derived in arms-length transactions from the sale of Carlsbad Generic Modafinil Product in the Territory by Watson (or by its

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Affiliates and/or sublicensees) to independent third parties in the Territory, less the sum of the following items:

(a)   Import, export, excise and sales taxes and custom duties paid or allowed by the selling party and any other governmental charges imposed upon the production, importation, use or sale of Carlsbad Generic Modafinil Product by Carlsbad, Watson and/or their Affiliates and/or sublicensees;

(b)   Credit for returns, refunds, rebates and allowances, or trades to customers for returned or recalled Carlsbad Generic Modafinil Product;

(c)   Trade, quantity and cash discounts;

(d)   Transportation, freight and insurance allowances;

(e)   Rebates (direct or indirect) actually granted to wholesalers or other customers, rebates or administrative fees in lieu of rebates paid to managed care, institutions, government purchasers, Medicaid and other similar government programs, chargebacks and retroactive price adjustments, and any other similar allowances which effectively reduce the net selling price; and

(f)    The purchase price paid to Cephalon for Carlsbad Generic Modafinil Product pursuant to Section 3.4 and any applicable license and supply agreement among the Parties, or the costs incurred by Carlsbad or Watson to make Carlsbad Generic Modafinil Product.

Net Profits shall be calculated according to US GAAP consistently applied.  Sales or transfers between or among a party to this Agreement and its Affiliates shall be excluded from the computation of Net Profits except where such Affiliates are end users, but Net Profits shall include the subsequent final sales to third parties by such Affiliates.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Where (i) Carlsbad Generic Modafinil Product is sold as one of a number of items without a separate price; or (ii) the consideration for the Carlsbad Generic Modafinil Product shall include any non-cash element; or (iii) the Carlsbad Generic Modafinil Product shall be transferred in any manner other than an invoiced sale, the gross sales applicable to any such transaction shall be deemed to be the selling party’s average gross sales for the applicable quantity of Carlsbad Generic Modafinil Product during the calendar quarter.  If there are no independent gross sales of Carlsbad Generic Modafinil Product in the Territory at that time, then Watson, Carlsbad and Cephalon shall appoint a mutually acceptable third party (that is not an Affiliate of either Watson, Carlsbad or Cephalon) to determine in good faith an estimate of the gross sales applicable to any such transactions based on a consideration of all relevant market factors, taking into account practices and policies customary in the industry.

In the event that any discounts, allowances, payments or rebates are offered for the Carlsbad Generic Modafinil Product where it is sold to a customer as a grouped set of products, the applicable discount, allowance, payment or rebate for the Carlsbad Generic Modafinil Product for purposes of calculating Net Profits under this Agreement shall be based upon the weighted average discount, allowance, payment or rebate of such grouped set of products; each to the extent consistent with Watson’s usual course of dealing for its products other than the Carlsbad Generic Modafinil Product.

1.19.        “Orange Book” shall mean the “Approved Drug Products with Therapeutic Equivalence Evaluations” published, in written or electronic form, by the FDA, as may be amended from time to time during the term of this Agreement.

1.20.        “Patent In Suit” shall have the meaning set forth in the recitals.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.21.        “Product” shall mean a finished dosage form.

1.22.        “Territory” shall mean the United States, its territories, possessions, protectorates and the Commonwealth of Puerto Rico.

1.23.        “Valid Claim” shall mean an issued and unexpired patent claim which has not been held to be invalid or unenforceable by a court of competent jurisdiction in a Final Court Decision.

1.24.        “Watson” shall mean WATSON PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Nevada, with its principal place of business at 311 Bonnie Circle, Corona, California, and its directors, officers, employees, agents and representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups, and the respective directors, officers, employees, agents and representatives, successors, and assigns of each.

2.             OBLIGATIONS OF THE PARTIES

2.1.          Carlsbad and Watson Warranty.

The Parties agree that this Agreement includes a settlement which is a compromise of a disputed claim and that acceptance of the consideration herein is not to be construed as an admission by any Party as to the underlying merits of the Action.  However, as an express inducement to Cephalon to enter into this settlement, in consideration of the terms hereof, Carlsbad and Watson each hereby warrant, represent and agree that Carlsbad and Watson, on behalf of themselves and their Affiliates, will not make, use, offer to sell, or sell, or actively induce or assist any other entity to make, use, offer to sell, or sell any Generic Modafinil Product

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

within the Territory, or import or cause to be imported any Generic Modafinil Product into the Territory, except as otherwise permitted under, and according to the terms of, the license granted by Cephalon in connection with this Agreement.  The Parties agree that, subject to Section 3.3 of this Agreement, as used in this Section 2.1, “induce” and “assist” shall include Carlsbad’s provision of modafinil API to parties it knows or has reason to know will make, use, offer to sell, sell, import or cause to be imported a Generic Modafinil Product in the Territory prior to the Date Certain.

2.2.          Within [**] of the execution by all Parties of this Agreement, Cephalon shall make a [**] payment to Watson of [**], in recognition of the savings inuring to Cephalon in terms of the avoidance of costs, expenditure of time and resources, disruption and burden associated with prosecuting the Action.  Carlsbad acknowledges and agrees that, as between Watson and Carlsbad, such payment to Watson is appropriate, since Watson controls the Action with respect to Carlsbad.

3.             WATSON GENERIC RIGHTS

3.1.          Cephalon grants to Watson the non-exclusive, sublicensable right and license under the Listed Patents to manufacture, have manufactured, use, market and sell Carlsbad Generic Modafinil Product in the Territory (the “License”) according to the following terms:

3.1.1.       The License shall be effective on or after the Date Certain.  Watson shall pay to Cephalon a royalty equal to [**].

3.1.2.       Notwithstanding Section 3.1.1, in the event that Cephalon licenses or permits any entity other than Cephalon or its Affiliates to sell any Generic Modafinil

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Product in the Territory prior to the Date Certain (other than pursuant to a license granted to a third party, whether by settlement or otherwise, that is subject to suspension provisions similar to those set forth in Sections 3.1.3.3 and 3.1.3.6), the License shall be effective on the date on which such other licensed entity begins selling a Generic Modafinil Product in the Territory.  In the event that the License becomes effective prior to the Date Certain under the terms of this Section, Watson shall pay Cephalon a royalty equal to [**] Carlsbad Generic Modafinil Product sold by the Licensees prior to the Date Certain.

3.1.3.       Notwithstanding Section 3.1.1, in the event that any Modafinil Paragraph IV ANDA Filing Entity sells in the Territory any Generic Modafinil Product prior to the Date Certain, the License shall be effective at the same time, subject to the following restrictions:

3.1.3.1.    Watson shall pay to Cephalon a royalty equal to [**] Carlsbad Generic Modafinil Product sold by the Licensees pursuant to Section 3.1.3.

3.1.3.2.    In the event that Cephalon seeks a temporary restraining order or other relief against such Modafinil Paragraph IV ANDA Filing Entity to stop such Entity from offering to sell or selling in the Territory its Generic Modafinil Product, the Licensees may continue to market and sell Carlsbad Generic Modafinil Product in the Territory until a court of competent jurisdiction renders a decision on Cephalon’s request for a temporary restraining order or other relief, as further described in Sections 3.1.3.3 through 3.1.3.4.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.1.3.3.    If Cephalon obtains a temporary restraining order or other relief sufficient to stop further offers to sell or sales in the Territory of Generic Modafinil Product by any Modafinil Paragraph IV ANDA Filing Entity, the License shall be suspended until the Date Certain, and the Licensees shall immediately cease offering to sell and/or selling any Carlsbad Generic Modafinil Product as of the earliest date on which such injunctive or other relief may be enforced.

3.1.3.4.    If Cephalon requests but does not obtain a temporary restraining order or other relief, the Licensees may continue to market and sell Carlsbad Generic Modafinil Product in the Territory until the resolution of pending Modafinil Litigation.  Watson shall continue to pay to Cephalon a royalty equal to [**] Carlsbad Generic Modafinil Product sold by the Licensees as set forth in Section 3.1.3.1 above.

3.1.3.5.    Nothing in this Section or the Agreement shall obligate Cephalon to seek injunctive or other relief to stop such Modafinil Paragraph IV ANDA Filing Entity from offering to sell or selling Generic Modafinil Product in the Territory.

3.1.3.6.    In the event that Cephalon prevails against such Modafinil Paragraph IV ANDA Filing Entity in Modafinil Litigation, such that offers to sell or sales in the Territory of Generic Modafinil Product by such Modafinil Paragraph IV ANDA Filing Entity are admitted by such Modafinil Paragraph IV ANDA Filing Entity or held by the court to infringe one or more valid and

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

enforceable claims of the Listed Patents, the License shall be suspended until the Date Certain and the Licensees shall immediately cease marketing and/or selling Carlsbad Generic Modafinil Product until the Date Certain.

3.1.3.7.    Notwithstanding Section 3.1.1, in the event that a Final Court Decision in Modafinil Litigation is entered prior to the Date Certain declaring that one or more Modafinil Paragraph IV ANDA Filing Entities may offer to sell or sell Generic Modafinil Product in the Territory without infringing any valid, enforceable claim of any Listed Patent on which Cephalon has brought suit, the Licensees may then market and sell Carlsbad Generic Modafinil Product in the Territory.  If such Final Court Decision is based on a finding of the invalidity and/or unenforceability of the Patent in Suit, no royalty will thereafter be due to Cephalon, and royalties paid by Watson to Cephalon under Section 3.1.3.1 and 3.1.3.4 for sales made by the Licensees of Carlsbad Generic Modafinil Product in the Territory from the date of the district court decision finding invalidity or unenforceability of the Patent in Suit until the date of the Final Court Decision will be refunded by Cephalon to Watson, within sixty (60) days of the entry of such Final Court Decision.  Otherwise, Watson shall pay to Cephalon a royalty of [**] Carlsbad Generic Modafinil Product sold by the Licensees.

3.2.          (a)           Watson shall have the [**] right, to be exercised upon thirty (30) days’ written notice from Watson to Cephalon, and at any time following Watson’s or Carlsbad’s first commercial marketing of Carlsbad Generic Modafinil Product in accordance with the terms of this Agreement, to request that Cephalon provide to a mutually agreeable independent third-party accounting firm [**].  The [**] provided by Cephalon to the third-party

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

accounting firm [**], and Cephalon shall take any other steps necessary to facilitate compliance with any confidentiality obligations owed by Cephalon and the requirements of applicable laws, while still providing sufficient information about [**].  These [**] shall not be disclosed to Carlsbad or Watson, except to the extent contemplated in Section 3.2(d) below.

(b)           The information provided to the third-party accounting firm shall be limited solely to [**], and shall not include [**].

(c)           Cephalon shall provide [**] to the third-party accounting firm for the sole purpose of enabling said accounting firm [**], so that said accounting firm may determine (in good faith and in accordance with the professional standards of the industry and principles of US GAAP, consistently applied) [**].  All fees and expenses of the third-party accounting firm shall be paid by Watson.

(d)           In the event that said accounting firm determines in good faith that [**], the accounting firm shall promptly notify Watson of [**] (and also provide Cephalon a copy of such notice).  By way of clarification, the accounting firm is not to determine [**], but rather is simply to provide Watson with a copy of [**].  Watson shall then have the one-time option (exercisable upon written notice to Cephalon, to be given within ten days of receipt of the notice from the accounting firm) to elect [**].

(e)           The agreements contemplated by Section 8.1 below shall include a dispute resolution provision pursuant to which Cephalon can submit any dispute it might have with the conclusion reached by the third-party accounting firm.  In the event of such a dispute, [**] shall continue to apply until the dispute is resolved, [**].

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.3.          Carlsbad and/or Watson shall have the right to commence, or have commenced, manufacturing activities in preparation of launch a reasonable period of time prior to a reasonably anticipated effective date of the License, provided however, that Carlsbad and/or Watson shall not have the right to launch, or otherwise use or sell such preparation materials, in advance of such effective date.

3.4.          On Watson’s or Carlsbad’s request, Cephalon shall supply Watson and/or Carlsbad with modafinil Product, on terms to be mutually agreed in good faith, for sale by Carlsbad and/or Watson as Carlsbad Generic Modafinil Product in accordance with the terms of this Agreement.

3.5.          Cephalon covenants that it will not sue Carlsbad and/or Watson for infringement under the Listed Patents, or any other patents now owned or subsequently acquired by Cephalon, or any other patents to which Cephalon now has or subsequently acquires license rights, for any sales by Carlsbad and/or Watson in the Territory of a Generic Modafinil Product, provided that any such sales are in accordance with the terms of this Agreement.  Carlsbad and Watson agree that they will not challenge the validity or enforceability of the Patent in Suit.  Cephalon covenants that it will not sue Carlsbad and/or Watson for infringement under the Patent in Suit for any sales in the Territory by Carlsbad and/or Watson of a Product containing modafinil as an API that is manufactured or sold [**].

4.             DISMISSAL

4.1.          Upon the execution of this Agreement, Cephalon and Carlsbad shall execute and file in the Action the Dismissal Order.  Each Party shall bear its own costs with respect to the settlement of the Action.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.2.          Cephalon and Carlsbad waive any right to appeal any order previously entered in the Action.

5.             INDEMNIFICATION BY CEPHALON

5.1.          Cephalon shall defend, indemnify and hold harmless Carlsbad and/or Watson and their respective Affiliates and subsidiaries, and the officers, directors, and employees of each of them (collectively, the “Indemnitees”), from and against any and all losses, liabilities, penalties, obligations (including those arising out of settlement), claims, and damages, and from any direct or indirect costs or expenses (including attorneys’ fees and expert fees), arising from or in connection with any action, investigation, inquiry, demand, lawsuit or (formal or informal) proceeding brought or threatened by a governmental entity or third party against an Indemnitee (“Proceeding”) related to or arising from the entering into of this agreement or the settlement of the Action, provided that each of the foregoing losses, liabilities, penalties, obligations, claims, and damages, and costs or expenses have been or are reasonably and in good faith incurred by or on behalf of the Indemnitees.  This indemnification also requires that Carlsbad and/or Watson has given Cephalon notice of such Proceeding as set forth in Section 5.2 below. Notwithstanding the foregoing, the failure to give timely notice to Cephalon as required in Section 5.2 shall not release Cephalon from any liability to an Indemnitee except to the extent Cephalon is prejudiced thereby.  Cephalon’s obligations under this Section 5.1 to indemnify the Indemnitees shall [**].

5.2.          (a)           Carlsbad and/or Watson shall provide written notice to Cephalon of any Proceeding for which indemnification will be sought by the Indemnitees within twenty (20) business days of Carlsbad’s and/or Watson’s receipt of notice of such Proceeding.  This notice to Cephalon (“Indemnification Notice”) shall include: (i) a request for indemnification pursuant to the terms of this Section; (ii) a copy of any informal or formal notice of investigation, summons,

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

subpoena, complaint, or other document relating to such Proceeding with which any of the Indemnitees are served; and (iii) any other documentation and information available to Carlsbad and/or Watson as is reasonably necessary to determine whether and to what extent the Indemnitees are entitled to indemnification under this Section.

(b)           Within ten (10) business days of Cephalon’s receipt of an Indemnification Notice, Cephalon shall provide a written acknowledgement (“Indemnification Acknowledgement”) in which Cephalon shall:  (i) agree that the Indemnitees are entitled to indemnification under this Section in connection with the Proceeding; or (ii) dispute that the Indemnitees are entitled to such indemnification.

(c)           During the thirty (30) day period following the date of an Indemnification Acknowledgement that reflects a dispute, Cephalon and Carlsbad and/or Watson shall use good faith efforts to resolve the dispute.  In the absence of an agreement, such dispute shall be resolved in accordance with Sections 8.4 and 8.5 of this Agreement.

5.3.          Carlsbad and/or Watson shall have the right to select their own legal counsel in connection with such Proceeding, subject to Cephalon’s consent which shall not be unreasonably withheld.  Carlsbad and/or Watson shall notify and keep Cephalon apprised in writing of such Proceeding, and shall consider and take into account Cephalon’s reasonable interests and requests regarding such Proceeding.  Cephalon shall have the right, in Cephalon’s sole discretion and at Cephalon’s expense, to join or otherwise participate in such Proceeding, with legal counsel selected by Cephalon.  Notwithstanding the above, nothing in this Section 5.3 shall be construed as limiting or interfering with Carlsbad’s and/or Watson’s right to pursue its own interests in the conduct of such Proceeding.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5.4.          In order to obtain payment for any indemnified expenses pursuant to this Section, Carlsbad and/or Watson shall submit to Cephalon (either periodically while the Proceeding is ongoing, or after final disposition of such Proceeding) a statement of the expenses actually incurred by or on behalf of the Indemnitees in connection with a Proceeding.  Such statement shall include a copy of any invoices reflecting expenses for which Carlsbad or Watson is seeking payment from Cephalon.  Cephalon shall make payment to Carlsbad and/or Watson within [**] after the receipt by Cephalon of each such statement.

6.             MUTUAL RELEASES

6.1.          Carlsbad, on behalf of itself and its subsidiaries, successors, and assigns, hereby releases, acquits, and forever discharges Cephalon from and against any and all claims, demands, liabilities, causes of action, damages, duties, or obligations arising under, concerning, or relating to the Action, including without limitation all claims that were or could have been brought in the Action, but specifically excluding a breach by Cephalon of its covenants and obligations under this Agreement.

6.2.          Watson, on behalf of itself and its subsidiaries, successors, and assigns, hereby releases, acquits, and forever discharges Cephalon from and against any and all claims, demands, liabilities, causes of action, damages, duties, or obligations arising under, concerning, or relating to the Action, including without limitation all claims concerning or relating to the Listed Patents or the Carlsbad Modafinil ANDA, but specifically excluding a breach by Cephalon of its covenants and obligations under this Agreement.

6.3.          Cephalon, on behalf of itself and its subsidiaries, successors, and assigns, hereby releases, acquits, and forever discharges Carlsbad and Watson from any and all claims, demands,

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

liabilities, causes of action, damages, duties, or obligations arising under, concerning, or relating to the Action, including without limitation all claims that were or could have been brought in the Action, but specifically excluding a breach by Carlsbad or Watson of their covenants and obligations under this Agreement.

7.             CONFIDENTIALITY

7.1.          Cephalon, Carlsbad, and Watson agree that the terms of this Agreement shall remain confidential and shall not be disclosed to third parties except subject to a nondisclosure agreement, and pursuant to business discussions relating to asset sales, mergers, or change of control transactions, or upon order of a court of competent jurisdiction or to the extent required by law or governmental regulation.  Cephalon, Carlsbad, and Watson agree that within ten (10) days of the execution of this Agreement, they will jointly agree in good faith upon the text of and disseminate appropriate press releases respecting the subject matter of this agreement, and that they will not otherwise publicize the terms and conditions of this Agreement or make any statements or comments to any news media and/or trade publication, or any third person or entity (except as set forth above) regarding the terms and conditions of this Agreement, except as may be required by law, and then only after having conferred in good faith to obtain the reasonable agreement of the other Parties.  Information otherwise in the public domain is not subject to the provisions of this Section.

8.             MISCELLANEOUS

8.1.          Cephalon, Carlsbad, and Watson agree that, within [**] of the date of this Agreement, they shall prepare and execute whatever documents are necessary to carry out the terms of Section 3 above.  However, subject to applicable laws, the terms and conditions

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

contained in this Agreement are binding notwithstanding the failure of the parties to enter into the agreements referenced in this Section 8.1.

8.2.          The terms of this Agreement shall be binding upon and inure to the benefit of the Parties hereto, their respective successors, heirs, and permitted assigns; and nothing in this Agreement, express or implied, is intended to or shall confer upon any third party any right, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

8.3.          No Party shall assign any of its rights or obligations hereunder to any non-Affiliated third party without first obtaining the written consent of the other Parties hereto, which consent may not be unreasonably withheld or delayed.  Any assignment or transfer in contravention of the terms of this Agreement shall be null and void.

8.4.          The Agreement shall be interpreted in accordance with and governed by the law of the State of Delaware, without giving effect to principles of conflicts of law that would require the application of the laws of another jurisdiction.

8.5.          Cephalon, Carlsbad and Watson each agree that the United States District Court for the District of New Jersey shall be the proper and exclusive forum for any action to enforce this Agreement.  Each party consents to the personal jurisdiction of that court for such purposes.

8.6.          Attorneys’ Fees.  In any action or proceeding initiated to enforce or interpret the rights under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with such action or proceeding.

8.7.          Notices under this Agreement shall be sent by overnight or first class mail, return receipt or other proof of delivery requested, to the following:

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

If to Cephalon:

Legal Department

Cephalon, Inc.

41 Moores Road

Frazer, PA  19355

Attn:  John E. Osborn

Sr. Vice President, General Counsel & Secretary

Telephone:  (610) 738-6337

Fax:  (610) 738-6590

If to Carlsbad:

Carlsbad Technology, Inc.

5923 Balfour Court

Carlsbad, CA  92008

Attn:  Robert Wan

Chief Financial Officer

Telephone: (760) 431-8284

Fax: (760) 431-7507

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

If to Watson:

Legal Department

Watson Pharmaceuticals, Inc.

311 Bonnie Circle

Corona, CA 92880

Attn: General Counsel

Telephone: (951) 493-5900

Fax: (951) 493-5813

8.8.          This Agreement may not be modified, amended, supplemented or repealed except by written agreement executed by duly authorized representatives of the Parties.

8.9.          Each Party shall have the right, at its own expense, once each fiscal year upon reasonable advance notice, to have a mutually acceptable independent auditor conduct an audit (consistent with US GAAP and applicable laws) of the financial books and accounts of the other party for the purposes of ascertaining the payments due under this Agreement as well as the compliance with all financial obligations hereunder.

8.10.        This Agreement represents the entire agreement as between Cephalon and Carlsbad and as between Cephalon and Watson with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements, proposals or understandings, whether written or oral, between Cephalon and Carlsbad and between Cephalon and Watson with respect to that subject matter.

8.11.        In making and performing this Agreement, the Parties are acting, and intend to be treated, as independent entities; and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between the Parties.  Except as otherwise provided herein, no Party may make any

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of any other Party.

8.12.        If one or more provisions of this Agreement are ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then the validity and enforceability of all other provisions of this Agreement shall not in any way be affected or impaired.

8.13.        No waiver of, failure of a party to object to, or failure of a party to take affirmative action with respect to any default, term, or condition of this Agreement, or any breach thereof, shall be deemed to imply or constitute a waiver of any other like default, term, or condition of this Agreement, or subsequent breach thereof.

8.14.        Nothing in this Agreement shall be construed so as to result in a license under, or waiver of, any right of a Party, in each case, without an express license or waiver by such Party in writing, either hereunder or in a separate writing signed by the Parties.  For the avoidance of doubt:

(a)           Nothing in this Agreement shall operate or be construed as granting Carlsbad or Watson a license under, or any other rights with respect to, any patents owned by Cephalon other than [**], except as specifically stated in Section 3.5; and

(b)           Nothing in this Agreement shall operate or be construed as a waiver by Carlsbad or Watson of any rights to challenge any patent owned by Cephalon other than [**].

8.15.        Cephalon, Carlsbad, and Watson have had all desired counsel, legal and otherwise, in entering into this Agreement, and do so in accordance with their own free acts and

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

deeds.  This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and instruction of each of the Parties, at arms length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any Party.

8.16.        The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.  The Section headings are placed herein merely as a matter of convenience and shall not affect the construction or interpretation of any of the provisions of this Agreement.  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.   Whenever used herein, the words “include,” “includes” and “including” shall mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively.  The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates. Nothing in this Agreement shall operate to exclude any provision implied into this Agreement by law and which may not be excluded by law or limit or exclude any liability, right or remedy to a greater extent than is permissible under the law.

8.17.        Each of the Parties shall do, execute and perform and shall procure to be done and perform all such further acts deeds documents and things as the other Parties may reasonably require from time to time to give full effect to the terms of this Agreement.

8.18.        Each party represents that it is duly existing; that it has the full power and authority to enter into this Agreement; that there are no other persons or entities whose consent

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

to this Agreement or whose joinder herein is necessary to make fully effective the provisions of this Agreement; that this Agreement does not and will not interfere with any other agreement to which it is a party and that it will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement.

8.19.        Cephalon represents and warrants that it has the sole and exclusive right and authority to enforce [**], that it has not granted or assigned to any third party, directly or indirectly, any right or authority to enforce [**], and that no third party has any right or authority to enforce [**].

8.20.        This Agreement may be signed in counterparts, each of which shall be deemed an original hereof, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Cephalon, Carlsbad, and Watson have executed this Settlement and License Agreement effective as of the date first written above.

CEPHALON, INC.		CARLSBAD TECHNOLOGY, INC.

By:	/s/ Frank Baldino, Jr., Ph.D.	By:	/s/ Robert Wan

Printed Name: Frank Baldino, Jr., Ph.D.		Printed Name: Robert Wan

Title: Chairman and CEO		Title: Chief Financial Officer

Date: August 4, 2006		Date: August 7, 2006

WATSON PHARMACEUTICALS, INC.

By:	/s/ Richard A. Yannone

Printed Name: Richard A. Yannone

Title: Executive Director Finance and Assistant Treasurer

Date: August 4, 2006

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.